                                                                  Exhibit (a)(4)

Firepond, Inc.
890 Winter Street
Waltham, Massachusetts  02451


August 1, 2001

Dear Optionee:

Following are the results of the Firepond, Inc. (the "Company") recent offer to exchange (the "Offer") outstanding stock options (the "Old Options") for new stock options (the "New Options"), which was consummated pursuant to the terms and conditions in the Company's offer to exchange dated June 26, 2001 (the "Offer of Exchange") and the related letter of transmittal.

On July 25, 2001 the Offer expired at 12:00 midnight, Eastern Time, and on July 26, 2001 the Company accepted for exchange and cancelled 7,179,285 tendered Old Options.

You will receive this notice for each stock option grant you had outstanding as of June 26, 2001, confirming the option status subsequent to the Offer.

Within two (2) weeks you will receive a New Option agreement to be signed by you and returned to the Company.

If you have any questions about your rights in connection with the grant of a New Option(s), please call Margot Oertel at (781) 487-8463.

Sincerely,

Paul K. McDermott

[NAME OF OPTION HOLDER]

--------------------------------------------------------------------------------
               Old Options eligible for Offer as of June 26, 2001
--------------------------------------------------------------------------------

                    No. of options                                           Options         Options
 Grant                Originally     Exercise                              eligible for    vested as of
 date      Type         granted        price      Exercised   Cancelled        Offer         7/25/01
-------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------
                    Options post exchange
---------------------------------------------------------------
                              If, tendered only
                -----------------------------------------------
                No. of New
                 Options                        Options to be
  Options       granted on       Options           vested
 tendered       7/31/01 at    vested as of      monthly over
 (Yes/No)          $.66          7/31/01         36 months
---------------------------------------------------------------

*Note that the Company did not issue any New Options for fractional shares, rather the Company has rounded down to the nearest whole number.